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                                                                    EXHIBIT 16.1
                                                                   ANDERSEN LOGO

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C. 20549

May 15, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 15, 2002 of AMF Bowling Worldwide, Inc., to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
Arthur Andersen LLP

cc:      Frederick G. Kraegel, Executive Vice President and Chief
           Administrative Officer, AMF Bowling Worldwide, Inc.